                                                                   Exhibit 10.47

                             MODIFIED LOAN AGREEMENT

                  THIS MODIFIED LOAN AGREEMENT (the "Agreement") is made and entered into to be effective as of April 30, 2002, by and between BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, in its capacity as debtor-in-possession under that certain Chapter 11 bankruptcy case filed as Case No. 01-1268 (the "Case") filed on April 3, 2001 with the United States Bankruptcy Court for the District of Delaware (the "Court") (the "Borrower"), and BCP MANAGEMENT, INC., a Delaware corporation, in its capacity as debtor-in-possession under that certain Chapter 11 bankruptcy case filed as Case No. 02-10875 (the "Lender Case") filed on March 22, 2002 with the Court (the "Lender"). For valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Borrower and the Lender, intending to be legally bound, hereby recite and agree as follows:

                                    Recitals

                  A. On January 14, 2002, the Borrower and the Lender entered into that certain Loan Agreement (as amended by that certain First Amendment to Loan Agreement dated March 29, 2002, the "Original Loan Agreement") pursuant to which the Lender agreed to lend to the Borrower up to $10,000,000, subject to the terms and conditions contained therein. The borrowings under the Original Loan Agreement were evidenced further by that certain Note in the original principal amount of $10,000,000 executed by the Borrower in favor of the Lender on January 14, 2002 (the "Original Note"). The Original Loan Agreement and the Original Note provided secondary financing subordinate to that certain $100,000,000 Loan and Security Agreement dated March 31, 2000, by and among the Borrower, Fleet Capital Corporation, as agent for the various Lenders party thereto, and the various Lenders party thereto, as the same was subsequently amended prior to the filing of the Case, and as the same was modified subsequent to the filing of the Case by that certain Agreed Final Order Authorizing Debtor:
(A) To Use Cash Collateral; (B) To Incur Post-Petition Debt; and (C) To Grant Adequate Protection And Provide Security To Fleet Capital Corporation, As Agent, which was issued by the Court on July 11, 2001 and by the Interim Orders (as defined therein) (as so amended and modified and as amended or extended by subsequent orders of the Court, the "Fleet DIP Facility").

                  B. In April, 2002, the Borrower paid the Fleet DIP Facility in full.

                  C. As of April 24, 2002, there were no borrowings outstanding under the Original Loan Agreement, although there may be borrowings before April 30, 2002.

                  D. The Borrower has requested that the Lender continue to provide the Borrower with a credit facility of up to $6,000,000, subject to potential increase after May 23, 2002, as described more fully herein.

                  E. On or about April 24, 2002, the Borrower, as a debtor and debtor-in-possession, and the other debtor and debtor-in-possession in the Case, filed with the Court their Motion of Debtor and Debtor-in-Possession for Authority to Extend Obligations of Borden Chemicals and Plastics Operating Limited Partnership Under Modified Loan Agreement with BCP Management, Inc. (the "Debtor Motion"). After a hearing on April 24, 2002, the Court entered that certain Borrower Bridge DIP Order (the "Borrower Bridge DIP Order"). This Agreement is the Loan Agreement defined in the Borrower

Bridge DIP Order. A final order approving this Agreement is contemplated following a final hearing, which is currently scheduled to be held on May 23, 2002.

                  G. On April 24, 2002, the Lender, as a debtor and debtor-in-possession in the Lender Case filed with the Court its Motion of Debtor for Entry of Interim and Final Orders Authorizing an Extension of Its Obligations Under a Modified Loan Agreement with Borden Chemicals and Plastics Operating Limited Partnership (the "Lender Motion"). After a hearing on April 24, 2002, the Court entered that certain Lender Bridge DIP Order (the "Lender Bridge DIP Order"). This Agreement is the Modified Loan Agreement defined in the Lender Bridge DIP Order. A final order approving this Agreement is contemplated following the Final Hearing (as defined in the Lender Bridge DIP Order), which is currently scheduled to be held on May 23, 2002. At such Final Hearing, the Lender intends to request that the Maturity Date (as defined herein) be extended until June 30, 2002 and that the Commitment (as defined herein) be increased commensurate with the Borrower's projected cash needs between May 23, 2002 and June 30, 2002 (the "Extension and Increase Request").

                  H. Based upon the foregoing, the Lender has agreed to extend the foregoing credit to the Borrower upon the terms and conditions hereinafter set forth.

                                    Agreement

SECTION 1.        DEFINITIONS

                  1.1 Defined Terms. In addition to the other terms defined herein, the terms set forth below shall have the meanings indicated below.

                  Borrowing means a borrowing hereunder consisting of any Loan or Loans made to the Borrower by the Lender.

                  Borrowing Date means any Business Day upon which a Borrowing occurs.

                  Business Day means a day other than a Saturday, Sunday or other day on which commercial banks in Ohio are authorized or required by law to close. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

                  Code means U.S.C. Title 11, as amended from time to time.

                  Commitment means the commitment of the Lender to make Loans to the Borrower pursuant to Section 2.1 hereof in the amounts referred to therein, as such commitment may be terminated pursuant to Section 2.4 hereof.

                  Commitment Period means the period from and including the date on which the conditions to the initial Loans under Section 3 hereof have been satisfied or waived to but excluding the Maturity Date.

                  Default means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  Default Rate means 2.0% per annum plus the non-default interest rate otherwise payable hereunder.

                  Dollars and "$" means dollars in lawful currency of the United States of America.

                  Employee Expenses has the meaning set forth in Section 2.1 hereof.

                  Event(s) of Default has the meaning set forth in Section 4 hereof.

                  Excess Cash Flow means all cash received by the Borrower, regardless of source, on any calendar day, which cash is not necessary to make a payment reasonably estimated by the Borrower to be payable on the following Business Day. Notwithstanding the foregoing, an aggregate maximum amount of $500,000 may be maintained by the Borrower at all times across its various bank accounts, in order to comply with certain minimum balance requirements and for other immediate cash needs, and cash received into such bank accounts shall not constitute "Excess Cash Flow" hereunder to the extent that the Borrower's bank accounts have an aggregate balance below such amount.

                  Loan Documents means this Agreement, the Note, and all other written agreements, instruments, certificates, and documents, and all other writings which are now or hereafter executed by or on behalf of the Borrower and delivered to the Lender in connection with or as related to this Agreement or the transactions arising herefrom, and as now in effect or as at any time hereafter amended, modified, supplemented or restated.

                  Loans has the meaning set forth in Section 2.1 hereof.

                  Maturity Date means the earliest of (a) any conversion of the Borrower's Chapter 11 case to Chapter 7, (b) May 23, 2002, (c) such earlier date as the Lender's obligation to make Loans hereunder shall otherwise terminate as provided herein, (d) the date of the confirmation of a plan of reorganization under the Case or (e) the date upon which the sale of substantially all of the Borrower's assets has been completed.

                  Note has the meaning set forth in Section 2.2(a) hereof.

                  Obligations means, as of any date, the Loans, and all debts, liabilities, covenants, duties, obligations of, and amounts owing from, the Borrower to the Lender of every kind and description arising out of or in connection with the Loan Documents, howsoever arising, whether now in existence or hereafter incurred or arising, absolute or contingent, joint or several, matured or unmatured, direct or indirect, and all interest, charges and expenses.

                  Ordinary Expenses has the meaning set forth in Section 2.1 hereof.

                  Payment Date means the first day of each calendar month after the date hereof.

                  Responsible Officer means, as to the Borrower, the President, Chief Executive Officer, Chief Financial Officer or Senior Vice President - Commercial of such entity.

                  1.2 Other Definitional Provisions. Unless otherwise specified,

                       (a) All terms defined in this Agreement have the defined meanings provided herein when used herein, in the Note, or in any other Loan Documents, or any other certificate, instrument or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein. The definition of any document or instrument includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof.

                       (b) "Hereunder," "herein," "hereto," "this Agreement" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely, and any action required to be taken by the Borrower is to be taken promptly, unless the context clearly indicates the contrary.

SECTION 2. AMOUNT AND TERMS OF COMMITMENT

                2.1 Commitment. Subject to the terms and conditions of this Agreement, the Lender agrees to make or continue to make loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the aggregate amount of $6,000,000, subject to the sublimits set forth in this Section 2.1. The Borrower shall use the proceeds of loans made pursuant to the Commitment for ordinary and necessary business expenses ("Ordinary Business Expenses"), and payroll and other employee expenses, including severance benefits that may become due on or before May 23, 2002 ("Employee Expenses"); provided, that the Borrower may not borrow an aggregate principal amount that exceeds $1,500,000 for Ordinary Business Expenses and $4,500,000 for Employee Expenses, and provided further that in the sole discretion of the Lender, the $1,500,000 Business Expenses sublimit may be increased and the $4,500,000 Employee Expenses sublimit decreased as Borrower pays or makes provision for payment of the Employee Expenses of Borrower. So long as no Default or Event of Default then exists, the Borrower may use the Commitment by borrowing, repaying the loans made thereunder in whole or in part, and reborrowing such loans, all in accordance with the terms and conditions set forth herein. The loans made to the Borrower by the Lender pursuant to this
Section 2.1 shall be referred to herein as "Loans".

           2.2  Notes.

                (a) The Loans made by the Lender pursuant to Section 2.1 hereof shall be evidenced by a promissory note in the form of Exhibit A hereto made by the Borrower payable to the order of the Lender in the original principal amount of $6,000,000 (the "Note"). The Note shall evidence the obligations of the Borrower to pay the Lender, or any subsequent holder(s) of the Note, the aggregate unpaid principal amount of the Loans made by the Lender and evidenced thereby, together with interest thereon as prescribed herein.

                (b) The Note shall (i) be dated as of the date hereof, (ii) be stated to mature, with respect to the aggregate principal amount of all of the Loans evidenced thereby, on the Maturity Date, and (iii) bear interest for the period from the date thereof on the unpaid principal amounts of each of the Loans from time to time outstanding at the applicable interest rates per annum determined as provided herein. Interest on the unpaid principal balances of each of the Loans evidenced by the Note shall be payable as specified herein.

           2.3 Procedure for Borrowing. The Borrower may borrow under the Commitment during the Commitment Period on any Business Day. Notices by the Borrower to the Lender of Borrowings of Loans shall be irrevocable and shall be effective only if received by the Lender not later than 11:00 a.m., Ohio time, on the day of such Borrowing. Each such notice of Borrowing shall specify the aggregate amount of the requested Borrowing, the requested Borrowing Date (which shall be a Business Day), the location and number of the Borrower's account to which funds are to be disbursed and shall include with such notice a fully-completed and executed certificate of a Responsible Officer substantially in the form of Exhibit B attached hereto. The Lender shall make funds available to the Borrower, subject to the satisfaction of the terms and conditions of this Agreement, including subsection 3.2(d), by transferring immediately available funds to the Borrower's account in the amount of any such Borrowing on the requested date of Borrowing.

                2.4 Termination of Commitment Period. Unless earlier terminated pursuant to the terms of this Agreement, the Commitment shall, without notice to the Borrower, terminate at close of business on the last day of the Commitment Period.

                2.5 Repayment of Loans. The Borrower hereby promises to pay the outstanding principal amount of any Loans and any other Obligations outstanding in full on the Maturity Date.

                2.6 Prepayments of Loans. The Borrower shall prepay the Loans, in whole or in part, as applicable, with all Excess Cash Flow, on or prior to the date(s) that is/are the Business Day immediately following the date such Excess Cash Flow is received by the Borrower. In the case of any prepayment hereunder, whether in part or in full, the payment received shall be applied in the order set forth in the Note.

                2.7   Interest Rates; Computation.

                      (a) The Borrower hereby promises to pay to the Lender interest on the unpaid principal amount of each Loan made by the Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a fluctuating rate of interest equal to the Alternate Base Rate (as such term was defined in the Fleet DIP Facility) plus 2.75%. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Lender (upon written notification from the Lender) interest at the applicable Default Rate:

                      (i) on any principal of any Loan or any other Obligation that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and

                      (ii) during any period when any Event of Default shall
                have occurred and for so long as such Event of Default shall be continuing.

                      (b) Accrued and unpaid interest on each Loan shall be payable monthly in arrears on each Payment Date, and upon the payment thereof, except that interest payable at the Default Rate shall be payable from time to time on demand.

                      (c) Interest on all Loans and other Obligations shall be calculated on the basis of a 365 or 366, as appropriate, day year for the actual number of days elapsed.

                2.8   Payments.

                      (a) Payment of all principal of, and accrued but unpaid interest on, the Loans shall be made not later than 12:00 Noon, Ohio time, on the date when due, in immediately available funds, to the Lender at its address as set forth in Section 5.2 hereof. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by order of the Court, operation of law or otherwise, interest thereon shall be payable for such extended time period unless the Court otherwise specifies.

                      (b) All payments of principal and interest with respect to Loans shall be made in Dollars without setoff or counterclaim.

SECTION 3.   CONDITIONS PRECEDENT

             3.1 Conditions to Initial Loans. The obligation of the Lender to make the initial Loans to the Borrower hereunder is subject to the full satisfaction, in the opinion of the Lender, of the following conditions precedent on or prior to the first Borrowing Date:

                 (a) This Agreement, the Note and the other Loan Documents. The Lender shall have received this Agreement, the Note and all other Loan Documents reasonably required by the Lender, duly executed and delivered by a Responsible Officer of the Borrower.

                 (b) Approvals; Court Orders. All governmental and third-party approvals necessary in connection with the execution of this Agreement, the consummation of the transactions contemplated hereby, and the continuing operations of the Borrower, including without limitation the orders of the Court
(i) in the Case, (A) that the Borrower may incur the debt contemplated by this Agreement pursuant to Section 364(b) of the Code with the protection afforded by
Section 364(e) of the Code, (B) that such debt shall constitute the debt of the Borrower and not a contribution of capital into the Borrower by the Lender and
(C) that the Obligations shall constitute an allowed administrative expense under Section 503(b)(1)(A) of the Code, and (ii) in the Lender Case, that the extension of credit and the consummation of the transactions contemplated by this Agreement are approved, shall all have been obtained and be in full force and effect and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby.

                 (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing hereunder after giving effect to the making of the initial Loans.

             3.2 Conditions to All Loans. The obligation of the Lender to make any Loans hereunder on any date, including without limitation the initial Loans, is subject to the full satisfaction, in the opinion of the Lender, of the following conditions precedent as of the Borrowing Date for such Loan:

                 (a) Representations and Warranties. The representations and warranties made by the Borrower in this Agreement, any other Loan Document, or the Original Loan Agreement, and any representations and warranties made by the Borrower which are contained in any certificate, document or financial or other statement or Loan Document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Borrowing Date of such Loan as if made on and as of such date other than representations and warranties that by their terms refer to a specific date.

                 (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to the Loan to be made on such Borrowing Date, unless the same is expressly waived by the Lender.

                 (c) No Revocation of Prior Court Orders. Except with the written consent of the Lender, no order of the Court relating to this Agreement shall have been revoked, rescinded, vacated or modified in any manner and there shall be pending no motions from any party seeking such revocation, rescission, vacation or modification.

                 (d) Lender's Determination of Continued Feasibility of Exit Strategy. The Lender (i) shall have determined, in its reasonable discretion based upon its review of such information as it may reasonably require, that the Borrower's previously announced exit strategy remains achievable and sufficient to indefeasibly pay in full the Obligations and all amounts senior thereto, if any, or (ii) shall have determined, in its sole discretion as to any requested Borrowing, to waive its rights under the foregoing clause (i).

            Each Borrowing by the Borrower under this Agreement shall constitute a representation and warranty by the Borrower as of the date of such Borrowing that the conditions contained in the foregoing paragraphs (a), (b) and (c) of this Section 3.2 have been fully satisfied.

SECTION 4.  EVENTS OF DEFAULT AND REMEDIES

            Upon the occurrence of any of the following events (each an "Event of Default"):

                      (1) the Borrower (a) shall fail to pay any principal on any Loan when such amount becomes due in accordance with the terms hereof; or
(b) shall fail to pay any interest on any Loan or any other Obligation within three days of the date when such amount becomes due in accordance with the terms hereof or thereof; or

                      (2) the Borrower shall (a) default in the observance or performance of any covenant or agreement set forth in any Loan Document; (b) fail to deliver or cause to be delivered the information, notices or other items specified in this Agreement, or under the Note or any other Loan Document when due; or

                      (3) any representation or warranty made by the Borrower herein, in the Note, in any other Loan Document, or in the Original Loan Agreement, or which is contained in any certificate, document or financial or other statement or other Loan Document furnished at any time under or in connection herewith or therewith, shall prove to have been incorrect in any material respect on or as of the date made; or

                      (4) the Case is either dismissed or converted to Chapter 7 of the Code.

then, and in any such event: (i) the Lender may, by written notice to the Borrower, declare its obligation to make Loans hereunder to be immediately terminated, whereupon such obligation shall immediately terminate, and (ii) the Lender may, by written notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other Obligations to be immediately due and payable, and upon the giving of such notice of default, all such amounts immediately shall become due and payable without further demand, notice or protest of any kind; the giving of any such further demand, notice or protest being hereby expressly waived by the Borrower, and all other Persons directly or indirectly liable for the payment and/or performance of the Obligations; and thereupon, the Lender may proceed to exercise any and all remedies that are provided to it under this Agreement, the Note, the other Loan Documents, applicable law or by order of the Court.

SECTION 5.  MISCELLANEOUS

                  5.1 Amendments and Waivers. Unless prohibited from doing so by order of the Court, the Lender and the Borrower may, from time to time, enter into written amendments, supplements or modifications for the purpose of adding any provisions to this Agreement, the Note or any other Loan Documents, or changing in any manner the rights of the Lender or the Borrower hereunder or thereunder, and the Lender may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement, the Note or any other any Loan Document, or any Default or Event of Default and its consequences.

            5.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to any officer or designated representative of the party entitled to receive the notice, or when sent by certified or registered first class mail or nationally recognized overnight courier, postage prepaid, by facsimile transmission (if provided for below) or by e-mail (if provided for below), when properly addressed or sent to the party entitled to receive such notice at the address stated below:

            If to the Borrower, to:

            Borden Chemicals and Plastics Operating Limited Partnership Highways 73 & 30
            Geismar, Louisiana  70734
            Attn:  Chief Financial Officer
            Fax:  225.673.0626


            If to the Lender, to:

            BCP Management, Inc.
            c/o Borden, Inc.
            180 East Broad Street
            Columbus, Ohio  43215
            Attn:  Gerald F. Mann, Director, Treasury Operations
            e-mail:  manngf@bordenchem.com

            Either party may change its address for purposes of notice hereunder by delivering written notice of such change to the other party.

            5.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            5.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

            5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns permitted hereby. Notwithstanding the foregoing, the rights and obligations of Borrower hereunder may not be assigned or transferred by Borrower without the prior written consent of Lender.

            5.6 Counterparts; Effective Date. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Lender. This Agreement shall become effective upon the receipt by the Lender of executed counterparts of this Agreement by each of the parties hereto. The parties agree that facsimile counterpart signatures shall be sufficient to bind a party hereto.

                5.7 Governing Law. This Agreement, and the Note, and the rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio, except and only to the extent precluded by other laws of mandatory application. Notwithstanding the foregoing, the Court shall retain jurisdiction over this Agreement and the forum for any action relating hereto shall be the Court.

                5.8 Supersession and Headings. Except as specified in Section
5.10 hereof, this Agreement, the Notes and the other Loan Documents contain the entire agreement between the Borrower and the Lender with respect to the subject matter hereof, and replace any prior or contemporaneous understandings and agreements, oral or written, between the Borrower, and the Lender with respect to the subject matter hereof, including any commitment, oral or written, of the Lender previously issued. No representation, warranty, modification, alteration or agreement shall affect this Agreement, unless made in writing and executed with the same formalities as this Agreement. The paragraph headings do not form a part of this Agreement, but are for convenience only, and shall not limit or affect in any way the meaning of its provisions.

                5.9 No Joint Venture. The Lender, by entering into this Agreement or by any action taken pursuant hereto, shall not be deemed to be a partner or joint venturer with the Borrower and the Borrower hereby indemnifies and holds the Lender harmless from and against any and all claims, demands, losses, damages and expenses made or incurred, resulting from or arising out of any such construction or alleged construction of any agreement between the Borrower and the Lender, either individually or collectively.

                5.10 Incorporation of Borrower Bridge DIP Order and Lender Bridge DIP Order. The Borrower Bridge DIP Order and the Lender Bridge DIP Order are hereby incorporated in their entirety into this Agreement by this reference. Anything to the contrary contained in this Agreement notwithstanding, and pursuant to the terms of the Borrower Bridge DIP Order and the Lender Bridge DIP Order, the Commitment referenced in Section 2.1 hereof shall only be in the amount of $6,000,000 until such time, if at all, that the Court orders the approval of the Extension and Increase Request. Upon such order, if issued, the Borrower shall execute such amendments and other documentation as the Lender deems reasonable necessary to effectuate such order.

                5.11 Effect of Court Orders. Subject to the terms of the following sentence, if any provision of this Agreement or any other Loan Document conflicts with any final or other order of the Court relating to this Agreement or any other order of the Court, the provisions of such order shall control and this Agreement or such other Loan Document shall automatically, without the execution of further documentation, be deemed modified to comply with such order. Notwithstanding the foregoing, no order of the Court shall have the effect of postponing the Maturity Date beyond June 30, 2002 without the prior written consent of the Lender, which may be withheld in the Lender's sole discretion.

            [The remainder of this page is intentionally left blank.]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       BORDEN CHEMICALS AND PLASTICS OPERATING
                                       LIMITED PARTNERSHIP, a Delaware limited
                                       partnership

                                       By:  BCP Management, Inc., a Delaware
                                       corporation, its general partner

                                       By:______________________________________
                                          Mark J. Schneider
                                          President and Chief Executive Officer

                                       BCP MANAGEMENT, INC.
                                       a Delaware corporation

                                       By:______________________________________
                                          Mark J. Schneider
                                          President and Chief Executive Officer

                                    Exhibit A

                                 [Form of Note]

                                      NOTE

$6,000,000                                                       April 30, 2002


                  FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of BCP Management, Inc., a Delaware corporation ("Lender"), at the office of Lender, c/o Borden, Inc., 180 East Broad Street, Columbus, Ohio 43215, Attn: Director, Treasury Operations, or at such other place as the holder hereof may, from time to time, in writing designate, the principal sum of Six Million Dollars ($6,000,000) (or so much thereof as may be disbursed to, or for the benefit of, Borrower and remain unpaid) in lawful money of the United States of America and in immediately available funds, together with interest and payable at such interest rates and for such periods and in such manner, time(s) and place(s) as are specified in the Loan Agreement hereinafter defined.

                  This note ("Note") is the Note identified in the Modified Loan Agreement dated as of April 30, 2002 (as the same shall be amended, modified or supplemented from time to time, the "Loan Agreement") between Borrower and Lender, and the Loan Agreement is hereby incorporated into this Note and made a part hereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

                  Principal and interest shall be payable as set forth in the Loan Agreement. Anything to the contrary contained herein or therein notwithstanding, all principal, accrued but unpaid interest and other amounts payable in connection herewith shall be due and payable in full on the Maturity Date.

                  Lender's records of the principal, accrued interest and other charges due hereunder, as well as applicable interest rates and periods are, absent manifest error, conclusive as to and binding upon all Persons.

                  Upon occurrence of an Event of Default, the whole or any part of the unpaid indebtedness evidenced hereby shall, at once or at any time thereafter, at the option of the holder or holders hereof, become due and payable without notice or demand therefor, the same being expressly waived. A failure of the holder thereof to insist upon strict compliance with the terms hereof or to assert any right hereunder shall not be a waiver of any default and shall not be deemed to constitute a modification of the terms hereof or to establish any claim or defense.

                  All payments received under the terms of this Note will be applied by the Lender first to any sums due under this Note other than interest and principal, second to any accrued but unpaid interest hereunder, third to any principal due hereunder.

                  This Note shall bind Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns. Notwithstanding the foregoing, the obligations of Borrower hereunder may not be assigned or transferred by Borrower without the prior written consent of Lender.

                  No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

                  All persons now or hereafter liable, primarily or secondarily, for the payment of the indebtedness evidenced hereby or any part thereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for payment or payments of any part of the indebtedness evidenced hereby may be extended without releasing or otherwise affecting their liability hereon.

                  Borrower agrees that the laws of the State of Ohio shall govern its rights and duties hereunder and the construction and effect hereof. However, if any provision hereof is or becomes invalid or unenforceable under any law of mandatory application, it is the intent of Borrower, Lender and all parties primarily or secondarily liable hereunder, that such provision will be deemed severed and omitted herefrom, the remaining portions hereof to remain in full force and effect as written.

                  IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

                                        BORDEN CHEMICALS AND PLASTICS OPERATING
                                        LIMITED PARTNERSHIP, a Delaware limited
                                        partnership

                                        By:  BCP Management, Inc., a Delaware
                                        corporation, its general partner

                                        By:____________________________________
                                           Mark J. Schneider
                                           President and Chief Executive Officer

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

                                    Exhibit B

                         [Form of Borrowing Certificate]

                       [Letterhead of Borden Chemicals and
                     Plastics Operating Limited Partnership]

                                                    _____________________, 200_

BCP Management, Inc.
____________________
____________________
____________________

                  The undersigned, a Responsible Officer of Borden Chemicals and Plastics Operating Limited Partnership, a Delaware limited partnership ("Borrower"), gives this certificate to BCP Management, Inc. ("Lender") in accordance with the requirements of subsection 2.3 of that certain Modified Loan Agreement dated __________, 2002 by and between Borrower and Lender (the "Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

                  1. Borrower hereby requests that Lender make a Loan to Borrower in the amount of $________________ on _________, 200_ by wiring funds to the following account: ___________________________________________________.

                  2. No Default exists on the date hereof, other than: _________ __________________________________________________ [if none, so state].

                  3. No Event of Default exists on the date hereof, other than ___________________________________________________________ [if none, so state].

                  4. As a result of this requested Borrowing, the Borrower shall have outstanding Borrowings under the Loan Agreement in the aggregate principal amounts of $__________ which were used for purposes of paying Employee Expenses and $__________ which were used for purposes of paying other Ordinary Expenses.

                  5. All other conditions precedent to Lender's obligation to make the requested Loan, as set forth in Section 3 of the Loan Agreement, have been satisfied.

                                               Very truly yours,



                                               _________________________________
                                               Title: __________________

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